SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





                                   May 8, 1997
                Date of Report (Date of earliest event reported)




                            Empire of Carolina, Inc.
             (Exact name of registrant as specified in its charter)




           Delaware                      1-7909          13-2999480
(State or other jurisdiction         (Commission        (IRS Employer
         of incorporation)            File Number)       Identification No.)



  5150 Linton Boulevard, 5th Floor,  Delray Beach, Florida 33484
               (Address of principal executive offices) (Zip Code)



                                 (561) 498-4000
                         (Registrant's telephone number)





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ITEM 5.  OTHER EVENTS.

         On May 8, 1997, the Registrant issued the press release attached hereto as Exhibit 99, which press release is hereby incorporated by reference herein, announcing the execution of a definitive securities purchase agreement with private investors to invest up to $16 million for newly issued convertible preferred stock, the funding by such private investors of a short-term $5 million bridge loan, the adoption of an amendment to the Registrant's
Stockholder Rights Agreement to facilitate such investment and certain related matters. The American Stock Exchange has advised the Company that the proposed transaction does not require stockholder approval under applicable Exchange rules. The First Amendment to the Registrant's Stockholder Rights Agreement is attached hereto as Exhibit 4.6, and is hereby incorporated by reference herein.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
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     Exhibit
      Number                                                    Description
       4.6           First Amendment dated as of May 5, 1997, to Rights Agreement, dated as of September 11, 1996, between Empire of Carolina, Inc. and American
                     Stock Transfer & Trust Company as Rights Agent.
        99           Press Release, dated May 8, 1997.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                EMPIRE OF CAROLINA, INC.



                                                By   /s/ Lawrence Geller
                                                Name:   Lawrence Geller
                                                Title:  Vice President and
                                                                General Counsel

Date: May 8, 1997


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                                  EXHIBIT INDEX

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


     Exhibit
      Number                                                    Description
       4.6           First Amendment dated as of May 5, 1997, to Rights Agreement, dated as of September 11, 1996, between Empire of Carolina, Inc. and American
                     Stock Transfer & Trust Company as Rights Agent.
        99           Press Release, dated May 8, 1997.




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